EX-16.1
                        Resignation of Van Dorn & Bossi

August 2, 2004

Van Dorn & Bossi
1966 13th St.
Boulder, CO 80302
Telephone: (303) 443-9599
Fax: (303) 443-7878


Mind2Market, Inc.
James Clark

Dear Mr. Clark,

     This  is  to  confirm   that  the   client-auditor   relationship   between
Mind2Market, Inc. (Commission File Number 0-2871) and Van Dorn & Bossi has ceased as of January 1, 2004.

Sincerely,

/s/Van Dorn & Bossi
-----------------------------------
   Van Dorn & Bossi

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission